10.3 Common Stock Purchase Agreement dated February 9, 2006.

                         COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made as of February 9, 2006, by and between TEDA Travel Group, Inc., a Delaware corporation (the "Company"), and Bloompoint Investments Limited, a BVI company (the "Investor").

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Investor, and Investor desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

     WHEREAS, Common Stock purchase negotiations between the Company and the Investor were commenced on February 3, 2006 and the offer from the investor was received on February 6, 2006.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:


     1. Purchase and Sale of Stock.

          1.1. Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing thirty three million three hundred thirty three thousand three hundred and thirty three (33,333,333) shares ("Purchase Shares") of the Company's common stock (the "Common Stock").

          1.2 Purchase Price. The aggregate purchase price to be paid by Investor for the Purchase Shares (the "Purchase Price") shall be $0.12 per Purchase Shares for an aggregate sum of Four Million Dollars ($4,000,000.00) to be delivered within seven (7) business days of the execution of this Agreement in cash or by cashier's or certified check or checks in immediately available funds or by wire transfer per the Company's instructions provided on Exhibit A hereto.

          1.3 Delivery. Within three (3) business days upon the full payment of the purchase price, the Company will deliver to the Investor a certificate or certificates, registered in Investor's name, representing the Purchase Shares purchased by Investor hereunder, against payment of the purchase price therefor.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

          2.1 Organization and Standing; Articles and By-Laws; The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

          2.2 Capitalization. The authorized capital stock of the Company consists of 105,000,000 shares of Capital Stock, of which 100,000,000 are common stock and 5,000,000 are preferred stock. As of December 21, 2005 (the most recent record date of the company), 21,906,089 shares of Common Stock are issued and outstanding and zero (0) shares of preferred are issued and outstanding. No capital stock of the Company has been authorized or issued since the most recent record date. The outstanding shares have


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2.2  Capitalization. - continued

     been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities were issued in compliance with applicable federal or state securities laws. There are no outstanding options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

          2.3 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Purchase Shares and the performance of all of the Company's obligations hereunder has been taken or will be taken on or before February 9, 2006. If board approval for the financing is not received on or before February 9, 2006, this Agreement shall forthwith terminate and cease to have any further force and effect and neither party shall have any further obligation to the other. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Purchase Shares, when issued by the Company in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances, other than any liens and encumbrances created by or imposed upon the holders thereof through no action of the Company; provided however, the Purchase Shares are subject to certain restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          2.4 Private Sale. Subject in part to the truth and accuracy of the Investors' representations and warranties set forth in Section 3 below, the offer and sale of the Purchase Shares are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), and neither the Company nor any authorized agent acting on its behalf will take any action hereinafter that would cause the loss of such exemption.

          2.5 Delivery of SEC Filings. The Company has made available to the Investor through the EDGAR system, true and complete copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 (the "10-KSB"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-KSB and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

     3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:


          3.1 Organization and Standing; Articles and By-Laws; Investor is a corporation duly organized and existing under, and by virtue of, the laws of the Country of the British Virgin Islands and is in good standing under such laws. All corporate action on the part of the Investor, its owners and operators necessary for the authorization, execution, delivery and performance of this Agreement by the Investor, the authorization, purchase and acceptance of the Shares and the performance of all of the Investor's obligations hereunder has been taken or will be taken prior to Closing.

     This Agreement, when executed and delivered by the Investor, shall constitute a valid and binding obligation of the Investor, enforceable in accordance with its terms.

          3.2 Purchase Entirely for Own Account. The Investor understands that the Company is making this Agreement with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Purchase Shares to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchase Shares.

          3.3 Disclosure of Information. Investor has been furnished with or has obtained from the EDGAR Website of the Securities & Exchange Commission (the "Commission") the Company's Form 10-K for the fiscal year ended December 31, 2004, as filed with the Commission, together with all subsequently filed Forms 10-Q, 8-K, and SEC Reports available at the EDGAR website. The Investor acknowledges that it has had access to all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchase Shares.

          3.4 Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchase Shares.

          3.5 Accredited Investors. The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as now in effect.

          3.6 Restricted Securities. The Investor understands that the shares of Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold only in certain limited circumstances without registration under the Act. In this connection, the Investor represents that it is familiar with SEC Rule 144, as now in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7 Legends. It is understood that the certificate(s) evidencing the Purchase Shares may bear certain legends, including but not limited to the following legends:

     (a) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") or the securities laws of any state of the United States ("State Act"). The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Act and qualification under applicable State Acts, or pursuant to an exemption from registration under the Act and qualification under applicable State Acts, the availability of which is to be established to the reasonable satisfaction of the Company; and

     (b) Any legend required by the laws of any State, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code

          3.8 No General Solicitation. Investor is not purchasing the Purchase Shares as a result of any advertisement, article, notice or other communication regarding the Purchase Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          3.9 Brokers and Finders. Except as otherwise specifically provided in this Section 3.9, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor. Notwithstanding the foregoing, a finder's fee equal to 10% of the amount received by the Company pursuant to this Agreement shall be payable by the Company to New Fortune Capital Holdings Limited upon the consummation of the transaction contemplated hereby.

          3.10 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither Investor nor any Affiliate of Investor which
     (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Investor's investments or trading or information concerning Investor's investments, including in respect of the Purchase Shares, or (z) is subject to Investor's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities or sold any Common Stock (each, a "Prohibited Transaction"). At no time prior to the termination of this Agreement, shall Investor or its Trading Affiliates engage, directly or indirectly, in a Prohibited Transaction.

     4. Registration Rights. Promptly following the closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the "Closing Date") but no later than one hundred twenty (120) days after the Closing Date (the "Filing Deadline"), the Company shall prepare and file with the SEC one Registration Statement on Form SB-2 (or, if Form SB-2 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Required Investors' consent), covering the resale of 7,000,000 shares of the Purchase Shares acquired by Investor pursuant to this Agreement (the "Registrable Securities"). Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

     5. Miscellaneous.

          5.1. Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          5.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.3. Governing Law; Venue. This Agreement is being delivered and shall be construed and enforced in accordance with and governed by the laws of California applicable to contracts which are wholly executed, written and performed within California. By execution and delivery of this Agreement, the parties agree and accept that any legal action or proceeding brought with respect to this Agreement shall be brought in the court of appropriate jurisdiction in and for the County of San Francisco, State of California, and the parties expressly waive any objection to personal jurisdiction, venue or forum non conveniens.

          5.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or on three (3) days after the date of deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Company at the above address or to the Investor at the address indicated on the signature page hereof, or at such other address as the Investor may designate by written notice to the Company.

          5.7. Litigation. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          5.8. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the waiving party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Common Stock purchased under this Agreement at the time outstanding, each future holder of all such Common Stock, and the Company.

          5.9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          5.10. Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings by and between the Investor and the Company.

     IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement dated February 9, 2006.

                                                 "COMPANY"

                                                 TEDA Travel Group, Inc.,
                                                 a Delaware corporation

                                                 By: /s/ Godfrey Chin Tong Hui
                                                 ------------------------------
                                                      Godfrey Chin Tong Hui, CEO

THE UNDERSIGNED PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE STOCK OF THE COMPANY IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. PURCHASER UNDERSTANDS AND HAS CAREFULLY CONSIDERED THE RISKS INVOLVED IN AN INVESTMENT IN THE STOCK OF

THE COMPANY, AND CAN WITHSTAND THE TOTAL LOSS OF THE INVESTMENT.


                                                 "INVESTOR"
                                                 Bloompoint Investments Limited,
                                                 A BVI company



                                                 By:/s/ Bloompoint
                                                 --------------------
                                                 Director

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